                                                                     Exhibit 4.7

                               Warrant Certificate

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12.25% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2008 (THE "NOTES") OF ESCROW CORP. AND ONE WARRANT TO PURCHASE 14.0953 SHARES, PAR VALUE $0.01 PER SHARE, OF AMERICAN TOWER CORPORATION.

PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING, (II) THE DATE ON WHICH A REGISTRATION STATEMENT FOR A REGISTERED EXCHANGE OFFER WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE WARRANTS IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (IV) SUCH DATE AS CREDIT SUISSE FIRST BOSTON LLC IN ITS SOLE DISCRETION SHALL DETERMINE AND (V) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE AMERICAN TOWER ESCROW CORPORATION (OR ITS SUCCESSOR) MAILS THE REQUISITE NOTICE TO THE HOLDERS, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

THIS SECURITY (OR ITS PREDECESSOR) AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS WARRANT FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE HOLDER OF THIS SECURITY AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5(A) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AMERICAN TOWER CORPORATION (THE "COMPANY").

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No. 1                                                        11,389,012 Warrants
CUSIP No. 03027R 11 1

                               Warrant Certificate

                           AMERICAN TOWER CORPORATION

               This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants expiring August 1, 2008 (the "Warrants") to purchase Class A Common Stock, par value $0.01 (the "Common Stock"), of American Tower Corporation, a Delaware corporation. Each Warrant entitles the registered holder upon exercise at any time on or after the opening of business on January 29, 2006 until 5:00 p.m., New York City time before or on August 1, 2008 (the "Exercise Period), to receive from the Company 14.0953 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $0.01 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Notwithstanding the foregoing, if the Escrow Corp. Merger has not been consummated and the Notes have been mandatorily redeemed pursuant to Section 3.08 of the Indenture (the "Redemption Date"), each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Redemption Date.

               No Warrant may be exercised after 5:00 p.m., New York City time on August 1, 2008, and to the extent not exercised by such time such Warrants shall become void.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

               This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

Dated: January 29, 2003

                                               American Tower Corporation

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
Countersigned:

The Bank of New York
as Warrant Agent

By:
   ------------------------------------------
      Authorized Signature

                        [Reverse of Warrant Certificate]

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on August 1, 2008 entitling the holder upon exercise to receive shares of Class A Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of January 29, 2003 (the "Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

               Warrants may be exercised at any time on or after the opening of business on January 29, 2006 and on or before 5:00 p.m. New York City time on August 1, 2008; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrants Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its New York corporate trust office set forth in Section 15 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant. Notwithstanding the foregoing, if the Escrow Corp. Merger has not been consummated and the Notes have been mandatorily redeemed pursuant to Section
3.08 of the Indenture (the "Redemption Date"), each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Redemption Date.

               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

               The Company has agreed pursuant to a Warrant Registration Rights Agreement dated as of January 29, 2003 (the "Warrant Registration Rights Agreement") to file within 90 days after the issuance of the Warrants and use its reasonable best efforts to make effective, subject to certain exceptions detailed in the Warrant Registration Rights Agreement, on or before

180 days after such date a shelf registration statement covering the resale of the Warrants, the issuance by American Tower Corporation's common stock upon the exercise of the warrants resold pursuant to such registration statement and the resale of the Warrant Shares by the holder thereof on the appropriate form under the Securities Act, and to use its reasonable best efforts (subject to certain "black-out" periods not to exceed 60 days in any calendar year subject to extension for 30 days in certain circumstances) to keep such registration statement continuously effective under the Securities Act, subject to certain exceptions, until two years following the Closing Date.

               Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

               Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.